Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT
OF
GASLOG LTD.,
a Bermuda exempted Company
Dated Effective as of June 22, 2020

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is dated as of June 22, 2020 by and among GasLog Ltd., a Bermuda exempted company (the “Company”), and each of the several holders listed on the signature pages hereto (each, a “Holder” and collectively, the “Holders”). Capitalized terms used herein without definition have the respective meanings set forth in Section 1.

This Agreement is made in connection with individual Share Purchase Agreements by and between the Company and each of the Holders hereto, dated as of the date hereof (each as amended, restated, supplemented or otherwise modified from time to time, the “Share Purchase Agreements”).

W I T N E S E T H:

WHEREAS, upon the terms and subject to the conditions of the Share Purchase Agreements, (i) the Company has agreed to issue to the Holders, and the Holders have agreed to purchase, an aggregate of 7,900,000 common shares, par value $0.01 per share, of the Company (the “Shares”), pursuant to Article 1 of each Share Purchase Agreement (collectively, the “Transaction”); and

WHEREAS, in connection with the Share Purchase Agreements, the Company has agreed to provide certain registration rights with respect to the Shares.

ACCORDINGLY, in consideration of the mutual covenants and agreements contained herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                Definitions

Unless otherwise defined herein, as used in this Agreement, the following terms have the following respective meanings:

“Affiliate” of a Person means a Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” (including terms “controlled by” and “under common control with”) means the possession, directly or indirectly (including through one or more intermediaries), of the power to direct or cause the direction of the management or policies of a Person, whether through ownership of voting securities, by agreement or otherwise.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in New York, New York are authorized or obligated by law to close.

“Common Shares” means the common shares, par value $0.01 per share, of the Company.

“Entity” means any corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, unincorporated association, estate or other entity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Person” means any individual or Entity.

“Prospectus” has the meaning set forth in Section 4(a).

“Registrable Securities” means all Shares issued pursuant to the Share Purchase Agreements, provided such securities shall cease to be Registrable Securities when (i) Transferred by a Holder in a transaction in which the Holder’s rights under this Agreement are not assigned, (ii) Transferred pursuant to an effective registration statement under the Securities Act, (iii) Transferred in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act (including transactions under Rule 144, or successor thereto, promulgated under the Securities Act) so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such transaction or (iv) that are eligible for resale without restriction (including any limitation thereunder on volume or manner of sale) and without the need for current public information pursuant to any section of Rule 144 (or any similar provision then in effect) under the Securities Act.

“Registration Expenses” means, except for Selling Expenses (as hereinafter defined), all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, Financial Industry Regulatory Authority (“FINRA”) fees, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration.

“Registration Statement” has the meaning set forth in Section 4(a)(i).

“Registration Violation” has the meaning set forth in Section 6(a)(i).

“Resale Registration Statement” has the meaning set forth in Section 2(a).

“Rule 144” has the meaning set forth in Section 7.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Expenses” means all underwriting discounts and selling commissions applicable to the securities sold in a transaction or transactions registered on behalf of the Holder.

“Shares” has the meaning given to such term in the recitals of this Agreement.

“Shelf Registration Statement” means a registration statement of the Company filed with the SEC on Form F-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act (or any similar rule that may be adopted by the SEC) covering the Registrable Securities, as applicable.

“Target Effective Date” has the meaning set forth in Section 2(a).

“Target Filing Date” has the meaning set forth in Section 2(a).

“Transaction” has the meaning set forth in the recitals of this Agreement.

“Transfer” means a disposition, sale, assignment, transfer, exchange, pledge or the grant of a security interest or other encumbrance.

Section 2.                                Shelf Registration

(a)                               General.  The Company shall use its reasonable best efforts to (i) prepare and file a registration statement under the Securities Act to permit the resale of the Registrable Securities from time to time as permitted by Rule 415 (or any similar provision adopted by the SEC then in effect) of the Securities Act (the “Resale Registration Statement”) as soon as practicable, but in no event more than 30 days following the closing of the Transaction (the “Target Filing Date”) and (ii) cause the Resale Registration Statement to become effective no later than 75 days after filing thereof (the “Target Effective Date”).  The Company will use its reasonable best efforts to cause the Resale Registration Statement filed pursuant to this Section 2(a) to be continuously effective under the Securities Act until the date on which there are no longer any Registrable Securities outstanding.  The Resale Registration Statement filed pursuant to this Section 2(a) shall be on such appropriate registration form of the SEC as shall be selected by the Company.  The Resale Registration Statement when declared effective (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (and, in the case of any prospectus contained in the Resale Registration Statement, in the light of the circumstances under which a statement is made).  As soon as practicable following the date that the Resale Registration Statement becomes effective, but in any event within three Business Days of such date, the Company shall provide the Holders with written notice (including electronic notice) of the effectiveness of the Resale Registration Statement. The Company shall not be obligated to have more than one effective Resale Registration Statement at any given time pursuant to this Section 2(a).

(b)                              Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to file or cause the Resale Registration Statement filed pursuant to Section 2(a) to become effective:

(i)                                  during the period starting with the date 30 days prior to its good faith estimate of the date of filing of, and ending on a date 60 days after the effective date of, a Company-initiated registration for the offer and sale of Common Shares, or securities convertible into Common Shares for cash (in each case other than a registration relating solely to the sale of securities to employees the Company pursuant to a stock option, stock purchase or similar plan or to a SEC Rule 145 transaction), provided that the Company is actively employing in good faith all reasonable best efforts to cause such registration statement to become effective; or

(ii)                              if the Company furnishes to such Holders a certificate signed by an executive officer of the Company stating that in the good faith judgment of the board of directors of the Company it would be materially detrimental to the Company and its equity holders for the Resale Registration Statement to be filed at the time filing would be required and it is therefore essential to defer the filing of the Resale Registration Statement, provided, however, that the Company shall have the right to defer such filing and effectiveness for a period of not more than 60 days after the Target Filing Date and Target Effective Date, respectively.

(c)                               The Company may, upon written notice (including electronic notice) to any Holder whose Registrable Securities are included in the Resale Registration Statement, suspend such Holder’s use of any prospectus which is a part of the Resale Registration Statement (in which event the Holder shall discontinue sales of the Registrable Securities pursuant to the Resale Registration Statement but may settle any previously made sales of Registrable Securities) if (i) the Company determines that it would be required to make disclosure of material information in the Resale Registration Statement that the Company has a bona fide business purpose for preserving as confidential or (ii) the Company has experienced some other material non-public event, the disclosure of which at such time, in the good faith judgment of the Company, would adversely affect the Company; provided, however, that in no event shall the Holders be suspended from selling Registrable Securities pursuant to the Resale Registration Statement for a period that exceeds 60 days; and provided further that the Company shall not suspend the Resale Registration Statement in this manner more than twice in any 12-month period.  Upon disclosure of such information or the termination of the condition described above, the Company shall provide prompt notice to the Holders whose Registrable Securities are included in the Resale Registration Statement, and shall promptly terminate any suspension of sales it has put into effect and shall take such other reasonable actions to permit registered sales of Registrable Securities pursuant to the Resale Registration Statement.

Section 3.                                Registration Expenses; Selling Expenses

(a)                               All Registration Expenses incurred in connection with any registration, filing, qualification or compliance pursuant to Section 2 shall be borne by the Company.  All Selling Expenses relating to each sale of securities registered by the Holders shall be borne by the holders of such securities pro rata on the basis of the number of shares so sold.

Section 4.                                Further Obligations

(a)                               In connection with any registration of the sale of Registrable Securities under the Securities Act pursuant to this Agreement, the Company will consult with each Holder whose Registrable Securities are to be included in any such registration, and shall provide to such Holders and their representatives such other documents (including correspondence with the SEC with respect to the registration statement and the related securities offering) as such Holders shall reasonably request in connection with their participation in such registration.  The Company will furnish each Holder whose Registrable Securities are registered thereunder with a copy of the registration statement and all amendments thereto and will supply each such Holder with copies of any prospectus forming a part of such registration statement (including a preliminary prospectus and all amendments and supplements thereto, the “Prospectus”), in such quantities as may be reasonably requested for the purposes of the proposed sale or distribution covered by such registration.  In the event that the Company prepares and files with the SEC a registration statement on any appropriate form under the Securities Act (a “Registration Statement”)

providing for the sale of Registrable Securities held by any Holder pursuant to its obligations under this Agreement, the Company will:

(i)                                  prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the participating Holder or Holders thereof set forth in such Registration Statement or supplement to such Prospectus;

(ii)                              promptly notify the Holders (A) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the SEC or any state securities commission for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (C) of the issuance by the SEC or any state securities commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(iii)                          use reasonable best efforts to promptly obtain the withdrawal of any order suspending the effectiveness of a Registration Statement;

(iv)                          if requested by a Holder, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Holders holding a majority of the Registrable Securities being sold by the Holders agree should be included therein relating to the sale of such Registrable Securities, including without limitation information with respect to the amount of Registrable Securities being sold by the Holders, and with respect to any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(v)                              furnish to such Holders at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) (provided, however, that any such document made available by the Company through EDGAR shall be deemed so furnished);

(vi)                          deliver to such Holders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such persons or entities may reasonably request;

(vii)                      cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold pursuant to such Registration Statement and not bearing any restrictive legends, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders may request at least one Business Day prior to any sale of Registrable Securities;

(viii)                  if any fact described in subparagraph (ii)(E) above exists, promptly prepare and file with the SEC a supplement or post-effective amendment to the applicable Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(ix)                          cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

(x)                              provide a CUSIP number for all Registrable Securities included in such Registration Statement, not later than the effective date of the applicable Registration Statement; and

(xi)                          make available for inspection by the Holders whose Registrable Securities are being sold pursuant to such Registration Statement, and any attorney or accountant retained by such Holder, all financial and other records and any pertinent corporate documents and properties of the Company reasonably requested by such Holder, attorney or accountant in connection with such Registration Statement; provided, however, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons or entities unless disclosure of such records, information or documents is required by court or administrative order.

(b)                              Each Holder agrees that, upon receipt of any notice from the Company of the happening of an event of the kind described in Section 4(a)(ii)(B) through Section 4(a)(ii)(E), such Holder will immediately discontinue disposition of Registrable Securities pursuant to a Shelf Registration Statement until such stop order is vacated or such Holder receives a copy of the supplemented or amended Prospectus.  If so directed by the Company, each Holder will deliver to the Company (at the reasonable expense of the Company) all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

Section 5.                                Further Information Furnished by Holders

It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 2 through 4 that the Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the sale of their Registrable Securities.

Section 6.                                Indemnification

(a)                               (i) In the event any Registrable Securities are included in a Registration Statement under Section 2, the Company will indemnify and hold harmless each Holder, each of the officers, directors, partners and agents of each Holder, any underwriter (as defined in the Securities Act) or broker for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, against any losses, claims, actions, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Registration Violation”): any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or any violation or alleged violation by the Company or any officer, director, employee, advisor or Affiliate thereof of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law, and the Company will reimburse each such Holder, officer, director, partner or agent, underwriter, broker or controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned, delayed or denied), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Registration Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder or underwriter.

(b)                              To the extent permitted by law, each Holder will, if Registrable Securities held by such Person are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each Person, if any, who controls the Company within the meaning of the Securities Act, each underwriter (within the meaning of the Securities Act) of the Company’s securities covered by such a registration statement, any Person who controls such underwriter, and any other Holder selling securities in such registration statement and each of its directors, officers, partners or agents or any Person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such underwriter, other Holder, director, officer, partner or agent or controlling Person may became subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Registration Violation, in each case to the extent (and only to the extent) that such Registration Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration, and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such underwriter, other Holder, officer, director, partner or agent or controlling Person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld, conditioned, delayed or denied); and provided, further that in no event shall any indemnity under this Section 6(b) exceed the net proceeds from the offering received by such Holder.

(c)        Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if the indemnified party shall have been advised by counsel that representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding.  The failure of any indemnified party to notify an indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to the indemnified party under this Section 6 only to the extent that such failure to give notice shall materially prejudice the indemnifying party in the defense of any such claim or any such litigation, but the omission so to notify the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

(d)       If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Registration Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

(e)        The obligations of the Company and the Holder under this Section 6 shall survive completion of any offering of Registrable Securities pursuant to a registration statement.

Section 7.                                Rule 144 Reporting

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act (“Rule 144”) and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to use reasonable best efforts to:

(a)        make and keep public information available (as those terms are understood and defined in Rule 144) at all times after the date hereof;

(b)        file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)        furnish to any Holder, forthwith upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), (ii) a copy of the most recent annual or periodic report of the Company and such other reports and documents so filed by the Company (provided, however, that any such report or document described in this subsection (ii) made available by the Company through EDGAR shall be deemed so furnished), and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

Section 8.                                Assignment of Rights

For so long as this Agreement is in effect, the rights to cause the Company to register Registrable Securities pursuant to Section 2 may only be assigned by a Holder to (i) an Affiliate of such Holder or (ii) any assignee that, together with its Affiliates, will hold 3% or more of the issued and outstanding Common Shares after giving effect to such assignment; provided, that in the case of clauses (i) and (ii) hereof, such assignee agrees in writing to be subject to the terms and conditions of this Agreement.  Subject to the foregoing, any assignment pursuant to this Section 8 shall be conditioned upon prior written notice to the Company identifying the name and address of the assignee and any other material information as to the identity of such assignee as may be reasonably requested and upon the agreement of such assignee to be bound by the terms of this Agreement.  Notwithstanding anything to the contrary contained in this Section 8, any Holder may elect to transfer all or a portion of its Registrable Securities to any third party without assigning its rights hereunder with respect thereto; provided, however, that in any such event all rights under this Agreement with respect to the Registrable Securities so transferred shall cease and terminate.  References to a Holder in this Agreement shall be deemed to include any such transferee or assignee permitted by this Section 8.

Section 9.                                Amendment of Registration Rights

Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of 66-2/3% or more of the then outstanding Registrable Securities, provided that, if any amendment, modification or waiver disproportionately and adversely impacts a Holder (or group of Holders), the consent of such disproportionately impacted Holder (or group of Holders) shall be required. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of a Holder or some Holders and that does not directly or indirectly affect the rights of other Holders may be given only by such Holder or Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the first sentence of this Section 9. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration also is offered to all of the parties to this Agreement. Any amendment or waiver effected in accordance with this Section 9 shall be binding upon each Holder and the Company.

Section 10.                        Expiration, Termination and Delay of Registration

(a)        A Holder’s registration rights will expire at such time that such Holder no longer owns any Registrable Securities.

(b)        The Company shall have no further obligations pursuant to this Agreement at such time as no Registrable Securities are outstanding after their original issuance; provided, however, that the Company’s obligations under Sections 6 and 12 (and any related definitions) shall remain in full force and effect following such time.

(c)        No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

Section 11.                        Limitations on Subsequent Registration Rights

From and after the date hereof, the Company may not, without the prior written consent of the Holders, enter into any agreement with any holder or prospective holder of any securities of the Company which provides such holder or prospective holder of securities of the Company information or registration rights that are inconsistent in any material respect with, superior to or in any way violates or subordinates the rights granted to the Holders hereby.

Section 12.                        Miscellaneous

(a)        Notices.  All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the parties at the following addresses (or at such other address for any party as shall be specified by like notices, provided, however, that notices of a change of address shall be effective only upon receipt thereof).

If to the Company, at:

GasLog Ltd.
The Company Secretary
c/o GasLog Services UK Ltd

99 Kings Road

London

SW3 4NX

London, UK

If to any Holder of Registrable Securities, to such Person’s address as set forth under its name on the signature pages hereof.

(b)        Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)        Headings.  The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(d)       Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.

(e)        Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.  It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(f)        Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to the registration rights granted by the Company with respect to Registrable Securities.  This Agreement supersedes all prior written or oral agreements and understandings between the parties with respect to such subject matter.

(g)        Securities Held by the Company or its Subsidiaries.  Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder,

Registrable Securities held by the Company or its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

(h)        Termination.  This Agreement shall terminate when no Registrable Securities remain outstanding; provided, however, that Sections 3 and 6 shall survive any termination hereof.

(i)         Specific Performance.  The parties hereto recognize and agree that money damages may be insufficient to compensate the Holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed as of the date first above written.

GASLOG Ltd.,

by

/s/ Paul Wogan
Name: Paul Wogan
Title: CEO & Director

by	/s/ Sarah Larkins
Name: Sarah Larkins
Title: Assistant Company Secretary

BRUCE L BLYTHE,

by
/s/ Bruce L Blythe
Name: Bruce L Blythe

MARK DENNING,

by
/s/ Mark Denning
Name: Mark Denning

FABBIAN INVESTMENTS LIMITED

by
/s/ Tung Chee Chen
Name: Tung Chee Chen

JEAN HARAMIS

by
/s/ Jean Haramis
Name: Jean Haramis

OLYMPIC LNG INVESTMENTS LTD

by
/s/ Marianna Moschou
Name: Vice-President

by
/s/ Michail Gialouris
Name: Treasurer/Director

SHIP FINANCE MARITIME CORPORATION

by
/s/ Paolo Mondini
Name: President